Exhibit (j) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Institutional, Institutional Service and Class A Shares' Prospectuses and "Independent Registered Public Accounting Firm" in the Class A, Institutional, and Institutional Service Shares' Statement of Additional Information in Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A, No. 33-54445) of Federated Institutional Trust, and to the incorporation by reference of our report dated September 10, 2004 on Federated Government Ultrashort Duration Fund (one of the portfolios comprising Federated Institutional Trust) included in the Annual Report to Shareholders for the fiscal year ended July 31, 2004.


                                                          /s/ ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
September 27, 2004